ARTICLES OF INCORPORATION

                                       OF

                            HUTSON'S AG SERVICE, INC.


     The undersigned, a mature person, having the capacity to conduct and act as an incorporator of a corporation under the Kentucky Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I

     The name of this corporation is HUTSON'S AG SERVICE, INC.

                                   ARTICLE II

     The period of duration is perpetual.

                                   ARTICLE III

     The purposes for which this corporation is organized are selling, transportation and distribution of fertilizer, bulk or bag, within the continental United States. The sale or distribution of such products shall include the authorization to acquire both personal and real property for the purpose of promoting the corporation's products.

     To further engage in the business of buying, selling, distributing, leasing, servicing, repairing, and otherwise dealing in agricultural implements, vehicles, materials, machinery, and equipment. Additionally, the corporation may hold, mortgage, lease and convey any or all real estate and chattels necessary or useful to the promotion of the corporate affairs.

     To do all and everything necessary, suitable, or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of any of the powers


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hereinbefore set forth, either alone or in connection with other corporations, firms, or individuals, and either as principals or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes, or powers, or any of them.

                                   ARTICLE IV

     The corporation is authorized an aggregate of twenty thousand (20,000) shares, divided into one (1) class. Designation of the class is designated as a class without par value. The stock authorized to be issued by the corporation is as follows:

   CLASS                      NUMBER OF SHARES                VALUE PER SHARE
  ------                      ----------------               ------------------
  Common                           20,000                    Without par value.
--------------------------------------------------------------------------------

                                    ARTICLE V

     Each stock as issued and outstanding, which is fully paid, is entitled to one (1) vote per share. At any such time as any share is pledged or hypothecated to secure a note, then such share shall lose its voting rights until such time as the please or hypothecation is released.

                                   ARTICLE VI

     The pre-emptive rights of a shareholder to acquire unissued shares of capital stock of any class now or hereafter authorized is as follows: Any stock not originally subscribed to nor issued by the corporation shall be first offered to the shareholders of record on the basis of one (1) share of unissued stock for each share of stock held by the individual shareholder. These rights shall apply to both common stock and such other classes of stock which may hereafter be authorized by the Articles of Incorporation.

                                   ARTICLE VII

     The address of the initial registered agent of the corporation is West Railroad Avenue, Murray, Kentucky 42071, and the name of the initial registered agent at such address if Dan C. Hutson, II.

                                  ARTICLE VIII

     The number of directors constituting the initial Board of the corporation shall be one (1), and the name and address of the person who shall serve as director until the first annual meeting of the stockholder(s) until his successor(s) are elected and shall qualify, is as follows:

          DAN C. HUTSON, II               1008 Main Street
                                          Murray, Ky. 42071

                                   ARTICLE IX

     The name and address of the incorporator and the number of shares subscribed is as follows:

          DAN C. HUTSON, II             1008 Main Street          11,000
                                        Murray, Ky.  42071        Shares
--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, I have made, signed and acknowledged these Articles of Incorporation, in triplicate originals, on this the 12th day of February, 1976.

                                       /s/ Dan C. Hutson, II
                                           -----------------
                                           DAN C. HUTSON, II

STATE OF KENTUCKY

COUNTY OF CALLOWAY

     I, Wm. Donald Overbey, do hereby certify that DAN C. HUTSON, II, personally appeared before me and acknowledged and delivered the foregoing Articles of Incorporation of HUTSON'S AG SERVICE, INC., to be his free act and deed, as incorporator of said corporation.

     Witness my hand and seal of office on this 12th day of February, 1976.

                                       /s/ Wm. Donald Overbey
                                           ------------------------------------
                                           Wm. Donald Overbey, Notary Public,
                                           State-at-Large, Kentucky
                                           My commission expires: 3-9-78

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                            HUTSON'S AG SERVICE, INC.


     Dan C. Hutson, II, President, and Cindy Hutson, Secretary-Treasurer, of Hutson's Ag Service, Inc., a Kentucky corporation with its principal place of business located at P.O. Box 1055, 406 N. 4th Street, Murray, Calloway County, Kentucky, do hereby certify that a meeting of shareholders and directors was held on January 5, 1992, at 10:00 a.m. at the office of Hutson's Ag Service, Inc., 406 N. 4th Street, Murray, Calloway County, Kentucky, for the purpose of consideration a proposal to Amend the Articles of Incorporation; that all stockholders and directors were present in person and signed a Waiver of Notice; and all voted in favor of the proposed amendments and the following Resolution was adopted:

          RESOLVED, Article III of the Articles of Incorporation is deleted in its entirety and the following is substituted in its place.

                                   ARTICLE III

     The purpose and nature of the business which is to be transacted, promoted and carried on by this corporation shall be selling, transporting an distributing fertilizer, bag or bulk, the sale or distribution of which shall include the authorization to acquire both personal and real property for the purpose of promoting the corporation's products.

     To further engage in the business of buying, selling, distributing, leasing, servicing, repairing and otherwise dealing in agricultural implements, vehicles, materials, machinery and equipment. The corporation is further authorized to do or take any other action(s) necessary to support the sales and servicing of all equipment and the promotion of the corporate affairs.

     The corporation may also purchase, acquire, deal in, hold, own, improve, exchange, lease, sell, convey, option, mortgage, pledge, encumber and otherwise deal in real estate, lands, buildings, equipment, vehicles, fixtures, stocks, bonds and securities and any and all other kinds and types of property, real, personal and mixed, tangible and intangible, in any and all interest therein; to transact any and all lawful business for which corporations may be organized under KRS Chapter 271B; to borrow money, with or without security, and to do any and all acts, and to execute and perform any and all other powers, necessary, proper, incident or convenient, in carrying out the purposes above set forth, as fully as any natural person might do.

     IN WITNESS WHEREOF, the President and Secretary of the Corporation have hereunto set their hands on this the 17th day of February, 1992.

/s/ Dan C. Hutson, II                      /s/ Cindy Hutson
---------------------                      -------------------------
DAN C. HUTSON, II                          CINDY HUTSON
President                                  Secretary-Treasurer


STATE OF KENTUCKY

COUNTY OF CALLOWAY

     The foregoing Articles of Amendment to Articles of Incorporation of Hutson's Ag Service, Inc., were subscribed, sworn and acknowledged to before me this 17th day of February, 1992, by Dan C. Hutson, II, and Cindy Hutson, President and Secretary-Treasurer respectively, of Hutson's Ag Service, Inc.

                                            /s/ Melanie G. Thompson
                                            --------------------------------
                                            NOTARY PUBLIC, State at Large
SEAL                                        My Commission Expires: _________

STATE OF KENTUCKY

COUNTY OF CALLOWAY


     I, Teresa Rushing, Clerk of Calloway County, do hereby certify that the foregoing Articles of Amendment of Articles of Incorporation of Hutson's Ag Service, Inc., was on the _____ day of ______, 1992, lodged in my office for record, whereupon the same, the foregoing and this certificate have been duly recorded in my office in Book _____, at Card ____, at ________m.

     Given under my hand this _____ day of ____________, 1992.

                                            TERESA RUSHING, Clerk

                                            By: /s/ Teresa Rushing, D.C.
                                                ------------------------

/s/ Gerald Bell
---------------
GERALD L. BELL


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                 ARTICLES OF MERGER OF HUTSON'S AG SERVICE, INC.
                            AND HUTSON'S GRAIN, INC.


     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, the Directors and Shareholder of Hutson's Ag Service, Inc., organized under the laws of the Commonwealth of Kentucky, with its principal office at 406 N. 4th Street, P.O. Box 1055, Murray, Calloway County, Kentucky, and Hutson's Grain, Inc., a Kentucky corporation with its principal office at 406 N. 4th Street, P.O. Box 1055, Murray, Calloway County, Kentucky, on the 20th day of November, 1992, authorized a merger of the two corporations;

     NOW, THEREFORE, Hutson's Ag Service, Inc., through its duly authorized officers makes and declares the Articles of Merger pursuant to KRS 271B.11-050 and other applicable law and represents as follows:

     1. Hutson's Ag Service, Inc., is the parent corporation and its principal office is 406 N. 4th Street, Murray, Calloway County, Kentucky.

     2. Hutson's Grain, Inc., is the subsidiary corporation and its principal office is also 406 N. 4th Street, Murray, Calloway County, Kentucky.

     3. Hutson's Ag Service, Inc., prior to this merger, owned 100% of the issued and outstanding stock of Hutson's Grain, Inc.

     4. Stockholder approval was not required for this merger, but the merger was unanimously approved by the Directors and Shareholder of both Hutson's Ag Service, Inc., and Hutson's Grain, Inc.

     5. A Waiver of the Plan of Merger mailing requirement was executed by the duly authorized officers of Hutson's Ag Service, Inc., the sold shareholder of Hutson's Grain, Inc.

     6. Hutson's Grain, Inc., is being merged into Hutson's Ag Service, Inc., and Hutson's Ag Service, Inc., will be the surviving corporation.

     7. The shares of Hutson's Grain, Inc., shall be cancelled and its separate existence shall cease.

     8. Title to all real estate and other property owned by Hutson's Grain, Inc., shall be vested in Hutson's Ag Service, Inc.

     9. Hutson's Ag Service, Inc., shall assume all liabilities of Hutson's Grain, Inc.

     10. Articles of Incorporation of Hutson's Ag Service, Inc., shall not be amended as a result of this merger.

     IN WITNESS WHEREOF, the President and Secretary/Treasurer have signed and acknowledged the foregoing Articles of Merger on behalf of Hutson's Ag Service, Inc., this 20th day of November, 1992.

                                            /s/ Dan C. Hutson, II
                                            ----------------------------
                                            DAN C. HUTSON, II, President
                                            and Sole Stockholder


                                            /s/ Cindy Hutson
                                            ----------------------------
                                            CINDY HUTSON, Secretary

STATE OF KENTUCKY

COUNTY OF CALLOWAY

     The foregoing Articles of Merger were subscribed, sworn and acknowledged to before me this 20th day of November, 1992, by Dan C. Hutson, II and Cindy Hutson as President and Secretary, respectively, of Hutson's Ag Service, Inc.


                                            /s/ Gerald Bell
                                            ---------------------------------
                                            NOTARY PUBLIC
SEAL                                        My Commission Expires: __________


/s/ Gerald Bell
---------------
GERALD BELL